Exhibit 99.1

FOR IMMEDIATE RELEASE
Universal Compression Holdings, Inc. and Hanover Compressor Company
to Combine in Merger of Equals
The parties expect:
▪	Merger will create a global leader in the natural gas compression services and production and processing equipment fabrication industry

▪	Anticipated annual pre-tax cost savings of approximately $50 million

▪	Combined company, which will have a new name, will be better positioned to compete in the global market place

•	Combination provides a larger pool of domestic contract compression contracts and assets that can be offered for sale to Universal Compression Partners, L.P.

▪	Gordon T. Hall to be Chairman

▪	Stephen A. Snider to be President and Chief Executive Officer
Houston, February 5, 2007 – Hanover Compressor Company (NYSE: HC) (Hanover) and Universal Compression Holdings, Inc. (NYSE: UCO) (Universal) announced today that their boards of directors have approved a stock-for-stock merger of equals and that the companies have signed a definitive merger agreement.
Under the terms of the merger agreement, Hanover stockholders will receive 0.325 shares of the new company for each share of Hanover they own, and Universal stockholders will receive 1.0 share of the new company for each share of Universal they own. Based on the closing market prices for the shares of both companies on February 2, 2007, the combined company would have an equity market capitalization of approximately $3.8 billion. It is anticipated that Hanover stockholders initially will own about 53 percent and Universal stockholders about 47 percent of the new company. The merger is expected to be tax free to stockholders of both companies.
“The combination of Hanover and Universal brings together two highly respected companies in the natural gas compression and production and processing equipment fabrication industry. Both companies have an excellent team of employees known for their dedication to customer service,” said Stephen A. Snider, Universal’s Chairman, President and Chief Executive Officer. “Operating under a new corporate name, we will be able to fully leverage our combined capabilities to provide an enhanced level of customer support and a wider product and service offering to meet the full compression services and production and processing equipment needs of our customers worldwide.”
John E. Jackson, Hanover’s President and Chief Executive Officer, said, “This merger will create a new company with a portfolio of high quality assets, products, services and financial capabilities to generate enhanced value for stockholders of both companies. It also affords excellent opportunities for the employees and customers of both companies to benefit from our combined global expertise in an increasingly competitive market place.”
Stephen Snider added, “The combination also provides a larger pool of domestic contract compression customers and equipment that can be offered for sale to Universal Compression Partners, L.P. (NASDAQ: UCLP) over time. The transfer of these domestic contract compression assets to Universal Compression Partners should further improve our cost of capital, and enable us to provide our services on a more efficient basis to our customers over the long term.”
Following the merger, Stephen Snider will serve as President and Chief Executive Officer and as a director of the new company. Gordon T. Hall, Hanover’s Chairman, will serve as Chairman of the Board of the combined company, which will consist of ten directors, five designated by each company. John Jackson will serve as a director of the new company.

The merger is expected to be accretive to earnings per share for stockholders of both companies in 2008 after achieving expected annualized pre-tax cost savings of approximately $50 million. These synergies are expected to arise from the closure of overlapping facilities, increased operational efficiencies and reduction of corporate overhead.
Additional Information about the Merger
The merger agreement provides for the formation of a new holding company that will own all the stock of both Hanover and Universal. The new company will be headquartered in Houston, and its common stock is expected to be listed on the New York Stock Exchange.
The merger is subject to various conditions including approval of the stockholders of both Hanover and Universal and customary regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. It is anticipated that the closing of the merger will occur in the third quarter of this year. Hanover and Universal intend to file a proxy statement/prospectus with the Securities and Exchange Commission as promptly as practicable after each company files its 2006 Annual Report on Form 10-K.
Hanover Fourth Quarter Financial Results Update
Hanover also announced that, for the three months ended December 31, 2006, it expects to report revenue of $465 million to $470 million, up from $424 million in the third quarter; income from continuing operations before income taxes and minority interest in the range of $27 million to $31 million, compared to $23 million in the third quarter; and backlog of $808 million, including $325 million for compression at December 31, 2006 compared to $689 million, including $192 million for compression at September 30, 2006. With respect to fourth quarter income taxes, Hanover has not yet finalized its tax analysis, but it currently expects the effective tax rate in the fourth quarter to be less than the mid-40 % range, which Hanover had expected at the time of its third quarter 2006 conference call. Hanover will provide more specific information in its fourth quarter earnings conference call, which it expects to conduct on Thursday, February 15, 2007.
Universal Fourth Quarter and Full Year Earnings Updates
Universal also announced updated revenue and earnings guidance for the fourth quarter and full year 2006. For the three months ending December 31, 2006, Universal expects revenue of $250 million to $255 million and earnings per diluted share of $0.66 to $0.70; this compares to previously reported guidance of revenue of $240 million to $250 million and earnings per diluted share of $0.70 to $0.74. The reduced earnings guidance is primarily the result of higher labor costs in the domestic contract compression segment. For the twelve months ended December 31, 2006, Universal expects revenue of $945 million to $950 million and earnings per diluted share of $2.84 to $2.88; this compares to previously reported guidance of revenue of $935 million to $945 million and earnings per diluted share of $2.88 to $2.92. Universal’s fabrication backlog was approximately $289 million at December 31, 2006. Universal plans to conduct its fourth quarter earnings joint conference call for both Universal Compression Holdings and Universal Compression Partners during the week of February 26, 2007.
Conference Call for the Investment Community
A joint conference call for Hanover and Universal to discuss the merger will be held Monday, February 5, 2007, at 10:00 a.m. Central Time. Stephen Snider and John Jackson will make a presentation and take questions. The call will be broadcast on Hanover’s website on the home page at www.hanover-co.com and on Universal’s website in the UCO “Investor Information” section at www.universalcompression.com, and a replay will be available on these sites for 30 days following the conference. Participants may also join the conference call by dialing
312-470-7273, with the passcode 6199065, five to ten minutes prior to the scheduled start time. A replay of the call will be available by dialing 203-369-3601, with the passcode 5252.

About Hanover Compressor Company
Hanover Compressor Company, headquartered in Houston, Texas, is a global market leader in full service natural gas compression and a leading provider of service, fabrication and equipment for oil and natural gas production, processing and transportation applications. More information can be found at www.hanover-co.com.
About Universal Compression Holdings, Inc.
Universal Compression Holdings, Inc., headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry. Additional information is available at Universal’s website, www.universalcompression.com.
About Universal Compression Partners, L.P.
Universal Compression Partners, L.P. was recently formed by Universal Compression Holdings, Inc. to provide natural gas contract compression services to customers throughout the United States and was started in October 2006 with an initial fleet comprising approximately 330,000 horsepower, or approximately 17 percent by available horsepower of Universal Compression Holdings’ domestic contract compression business at that time. Universal Compression Holdings owns approximately 51 percent of Universal Compression Partners.
Advisors
Hanover’s financial advisor for the merger is Credit Suisse Securities (USA) LLC; its principal legal advisor is Vinson & Elkins L.L.P. Universal’s financial advisor is Goldman Sachs & Co., and its principal legal advisor is Baker Botts L.L.P.

Forward-Looking Statements
Statements about Hanover’s and Universal’s outlook and all other statements in this release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Hanover’s and Universal’s control, which could cause actual results to differ materially from such statements. Forward looking information includes, but is not limited to, statements regarding the new combined company, including Hanover’s and Universal’s expected combined financial and operating results; the expected amount and timing of cost savings and operating synergies; the expected financial outlook of and opportunities associated with Universal Compression Partners; and whether and when the transactions contemplated by the merger agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the failure to realize anticipated synergies; the result of the review of the proposed merger by various regulatory agencies and any conditions imposed on the new company in connection with consummation of the merger; failure to receive the approval of the merger by the stockholders of Hanover and Universal and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Hanover’s Annual Report on Form 10-K for the twelve months ended December 31, 2005 and Universal’s Transition Report on Form 10-K for the nine months ended December 31, 2005, and those set forth from time to time in Hanover’s and Universal’s filings with the Securities and Exchange Commission, which are available through Hanover’s and Universal’s websites at www.hanover-co.com and www.universalcompression.com. Hanover and Universal expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information
In connection with the proposed merger, a registration statement of the new company, Iliad Holdings, Inc., which will include proxy statements of Universal Compression Holdings, Inc. and Hanover Compressor Company, and other materials, will be filed with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, HANOVER, ILIAD HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Universal and Hanover, without charge, at the SEC’s web site at www.sec.gov, Universal’s web site at www.universalcompression.com, and Hanover’s web site at www.hanover-co.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Universal Compression Holdings, Inc., 713-335-7000 or to Investor Relations, Hanover Compressor Company, 832-554-4856.
Participants in Solicitation
Hanover Compressor Company and Universal Compression Holdings, Inc. and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the merger. Information about these persons can be found in Hanover’s and Universal’s respective proxy statements relating to their 2006 annual meetings of stockholders as filed with the SEC on March 24, 2006 and March 15, 2006, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

CONTACT:
Hanover Compressor Company
Lee E. Beckelman
Senior Vice President, Chief Financial Officer
281-405-5194
Stephen P. York
Vice President, Investor Relations & Technology
832-554-4856
  or
Universal Compression Holdings, Inc.
J. Michael Anderson
Senior Vice President and Chief Financial Officer
713-335-7295
David Oatman
Vice President, Investor Relations
713-335-7460
SOURCE: Hanover Compressor Company and Universal Compression Holdings, Inc.

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